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                     [LETTERHEAD OF ROBSON & MILLER, LLP]

                                             April 24, 1998

Tengasco, Inc.
603 Main Avenue - Suite 500
Knoxville, Tennessee 37902

                              Re: Tengasco, Inc.

Gentlemen:

         We have acted as counsel to Tengasco, Inc., a Tennessee corporation (the "Company"), in connection with a registration statement on Form 10-SB (the "Registration Statement") and all amendments thereto, to be filed with the Securities and Exchange Commission for the purpose of registering all of the outstanding and issued common stock, $.001 par value per share (the "Common Stock") of the Company under the Securities Act of 1933, as amended (the "Act").

         As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of its Common Stock. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

         Based upon the foregoing, it is our opinion that all of the Company's outstanding and issued shares of Common Stock have been duly executed and delivered and the consideration therefor duly paid, and such shares are validly issued, fully paid and nonassessable.

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ROBSON & MILLER, LLP

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                           Very truly yours,

                                                       /s/ Robson & Miller, LLP
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                                                           Robson & Miller, LLP
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